UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2006

(Exact name of registrant as specified in its charter)

Kentucky	0-1469	61-0156015
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

700 Central Avenue, Louisville, Kentucky 40208
(Address of principal executive offices)
(Zip Code)

(502) 636-4400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CHURCHILL DOWNS INCORPORATED

INDEX

Item 1.01.	Entry Into a Material Definitive Agreement.

On January 4, 2006, Churchill Downs Incorporated (the “Company”) entered into an amended and restated employment agreement (the “Amended Agreement”) with Thomas H. Meeker, President and Chief Executive Officer of the Company. The Amended Agreement amends and restates Mr. Meeker’s employment agreement dated March 13, 2003. The Amended Agreement is filed with this report as Exhibit 10.1 and the material changes are described below.

Term

The Amended Agreement clarifies that Mr. Meeker’s employment agreement expires on March 13, 2007.

Severance Benefit

If Mr. Meeker is terminated without cause, or due to death or disability, or is constructively discharged, the Company is required to pay the following severance benefits: (i) one year of base salary; (ii) pro rated bonus for the year in which the termination occurs; (iii) an amount equal to the greater of the Target Bonus as defined under the Incentive Compensation Plan or the highest annual bonus Mr. Meeker received within the last three years; (iv) the balance of any annual or long-term cash incentive awards, if any, earned (but not yet paid) for the year in which termination occurs; (v) the acceleration of any outstanding stock options or restricted stock grants; (vi) continued participation in employee benefits for one year; (vii) assignment of a $250,000 life insurance policy to him; and (viii) the inclusion of the Target Bonus for the calculation of Mr. Meeker’s Supplemental Benefit Plan benefit and credit for length of service through October 1, 2007.

Retention Benefit

In the event that Mr. Meeker remains employed by the Company through the term of his employment agreement, he will receive a retention benefit equal to the severance benefit.

Retirement and Change of Control

The retirement and change of control provisions contained in Mr. Meeker’s original employment agreement have been deleted.

Section 409A

The Amended Agreement makes certain technical changes in accordance with, and necessary to comply with, the new holding periods for deferred compensation under Section 409A of the Internal Revenue Code. In the event that Mr. Meeker’s severance benefits are delayed in order to avoid the imposition of taxes under Section 409A, he will receive an additional payment in an amount equal to one-half percent (0.5%) monthly simple interest on the payments delayed.

The Amended Agreement also updates the description of the Supplemental Benefit Plan.

Item 9.01	Financial Statements and Exhibits
(c) Exhibits 10.1 Employment Agreement as Amended and Restated as of December 31, 2005 between Churchill Downs Incorporated and Thomas H. Meeker.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCHILL DOWNS INCORPORATED

January 5, 2006	/s/ Michael E. Miller
Michael E. Miller Executive Vice President and Chief Financial Officer